EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First Quarter 2019 Results

London, May 1, 2019 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2019.

For the first quarter of 2019, worldwide sales from continuing operations were $250.8 million, an increase of 0.2 percent on a reported basis and an increase of 4.2 percent on a constant-currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), first quarter 2019 diluted loss per share from continuing operations was $0.31. First quarter 2019 adjusted diluted earnings per share from continuing operations were $0.54.

"We are disappointed by our first quarter performance in U.S. Neuromodulation and Perceval® sales. As a leadership team, we are implementing a series of actions to counteract the market dynamic and salesforce retention issues we experienced," said Damien McDonald, Chief Executive Officer of LivaNova. "Sales results for first quarter 2019 were strong in Cardiovascular across all regions primarily driven by double-digit growth in heart-lung machines (HLM), along with strong growth in oxygenators and Advanced Circulatory Support. Neuromodulation had another quarter of double-digit growth in Europe and Rest of World. Profitability in the quarter was impacted by lower than expected sales in U.S. Neuromodulation."

First Quarter 2019 Results

Worldwide sales from continuing operations for the first quarter were $250.8 million, up 4.2 percent on a constant-currency basis compared to the first quarter of 2018. The following table highlights worldwide sales for the first quarter of 2019 by business:

$ in millions	Three months ended March 31,		% Change	Constant-Currency % Change
Business / Product Line:	2019	2018
Cardiopulmonary	$121.6	$125.1	(2.8%)	2.6%
Heart Valves	25.7	31.0	(17.3%)	(11.2%)
Advanced Circulatory Support	8.2	—	N/A	N/A
Cardiovascular	155.5	156.2	(0.4%)	5.1%
Neuromodulation	94.6	93.8	0.9%	2.3%
Other	0.7	0.4	—%	—%
Total Net Sales	$250.8	$250.4	0.2%	4.2%

•	Note: Numbers may not add up precisely due to rounding. Constant-currency % change is considered a non-GAAP metric.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include Cardiopulmonary products, Heart Valves and Advanced Circulatory Support, were $155.5 million, representing a 5.1 percent increase versus the first quarter of 2018.

Sales in Cardiopulmonary products were $121.6 million, representing a 2.6 percent increase versus the first quarter of 2018, despite the impact of exiting a distribution agreement in Rest of World equating to $7.8 million. This growth was primarily driven by HLM and oxygenators.

Heart Valves sales for both tissue and mechanical heart valves, were $25.7 million, a decrease of 11.2 percent compared to the first quarter of 2018.

Advanced Circulatory Support sales, represented by our TandemLife business, which was acquired in 2018, were $8.2 million in the quarter.

Neuromodulation
Neuromodulation sales were $94.6 million in the first quarter, representing a 2.3 percent increase versus the first quarter of 2018. While the growth in Europe and Rest of World was strong, as previously reported, the U.S.

Neuromodulation business experienced weakness in the market due to a combination of factors, including competitive dynamics and salesforce turnover.

Financial Performance
On a U.S. GAAP basis, first quarter 2019 operating loss from continuing operations was $20.8 million primarily impacted by 3T Heater-Cooler® litigation and remediation. Adjusted operating income from continuing operations for the first quarter of 2019 was $32.5 million, a decrease of 21.7 percent as compared to the first quarter of 2018. This was primarily due to lower sales in our U.S. Neuromodulation business. We continue to invest in our strategic portfolio initiatives and commercial expansion in Advanced Circulatory Support and in Rest of World.

Our adjusted effective tax rate in the quarter was 15.5 percent, an improvement from 15.7 percent in the first quarter of 2018, as a result of ongoing tax efforts.

On a U.S. GAAP basis, first quarter 2019 diluted loss per share from continuing operations was $0.31. First quarter 2019 adjusted diluted earnings per share from continuing operations were $0.54, a decrease of 20.6 percent as compared to the first quarter of 2018.

2019 Updated Guidance
As a result of the challenges in the U.S. Neuromodulation business, LivaNova worldwide net sales for full-year 2019 are now expected to grow between 1 and 3 percent on a constant-currency basis. This guidance continues to account for the impact of exiting a low-margin distribution agreement in Canada and one quarter of sales from TandemLife prior to the deal closing in April 2018. Adjusted diluted earnings per share from continuing operations for 2019 are now expected to be in the range of $3.00 to $3.10.

The Company now estimates that adjusted cash flow from operations, excluding integration, restructuring and litigation payments, will be in the range of $150 to $170 million for 2019.

"We are committed to overcoming the current hurdles in U.S. Neuromodulation, investing in advancing our pipeline and implementing programs to reach new patient populations around the globe. Over the past two years, we have transformed the LivaNova portfolio with the sale of our CRM business, investments in our internal R&D portfolio, including Treatment-Resistant Depression and Chronic Heart Failure, as well as recent acquisitions. At the same time, we have been able to expand gross margins, increase R&D to fuel our pipeline, and strengthen talent and capabilities," said McDonald. "We believe these efforts will provide a strong foundation for LivaNova to most effectively serve the needs of our customers and patients and create quality, long-term value for our shareholders."

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, May 1 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (844) 601-5111 (if dialing from within the U.S.) or (647) 253-8650 (if dialing from outside the U.S.). The conference ID is 7264769.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs approximately 4,000 employees. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the items above and the tax impact of tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continued operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2019, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)
	Three Months Ended March 31,
	2019	2018	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$39.1	$38.4	1.8%	1.8%
Europe	35.6	36.9	(3.6%)	4.3%
Rest of world	46.9	49.8	(5.9%)	1.9%
Total	121.6	125.1	(2.8%)	2.6%
Heart Valves
US	4.4	6.5	(33.4%)	(33.4%)
Europe	10.5	12.1	(13.2%)	(6.1%)
Rest of world	10.8	12.4	(12.8%)	(4.4%)
Total	25.7	31.0	(17.3%)	(11.2%)
Advanced Circulatory Support
US	8.0	—	N/A	N/A
Europe	0.1	—	N/A	N/A
Rest of world	0.1	—	N/A	N/A
Total	8.2	—	N/A	N/A
Cardiovascular
US	51.5	45.0	14.5%	14.5%
Europe	46.2	49.0	(5.7%)	2.0%
Rest of world	57.8	62.2	(7.1%)	0.8%
Total	155.5	156.2	(0.4%)	5.1%
Neuromodulation
US	76.9	78.0	(1.4%)	(1.4%)
Europe	10.7	10.3	3.6%	12.1%
Rest of world	7.1	5.6	27.7%	36.2%
Total	94.6	93.8	0.9%	2.3%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of world	0.7	0.4	N/A	N/A
Total	0.7	0.4	N/A	N/A
Totals
US	128.4	123.0	4.4%	4.4%
Europe	56.9	59.3	(4.1%)	3.7%
Rest of world	65.6	68.1	(3.8%)	4.2%
Total	$250.8	$250.4	0.2%	4.2%

(1)
Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

*	The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018	% Change
Net sales	$250.8	$250.4
Costs and expenses:
Cost of sales - exclusive of amortization	84.3	84.6
Product remediation	2.9	3.7
Selling, general and administrative	125.7	104.2
Research and development	43.6	31.8
Merger and integration expenses	3.3	3.0
Restructuring expenses	2.5	1.9
Amortization of intangibles	9.3	8.8
Operating (loss) income from continuing operations	(20.8)	12.5	(266.4%)
Interest expense, net	(1.4)	(1.7)
Gain on acquisition	—	11.5
Foreign exchange and other gains (losses)	0.7	(0.3)
(Loss) income from continuing operations before tax	(21.5)	22.1	(197.3%)
Income tax (benefit) expense	(6.6)	3.9
Losses from equity method investments	—	(0.4)
Net (loss) income from continuing operations	(14.8)	17.8	(183.1%)
Net loss from discontinued operations, net of tax	—	(4.5)	—
Net (loss) income	($14.8)	$13.3	(211.3%)

Basic (loss) income per share:
Continuing operations	($0.31)	$0.37
Discontinued operations	—	(0.10)
	($0.31)	$0.27

Diluted (loss) income per share:
Continuing operations	($0.31)	$0.36
Discontinued operations	—	(0.09)
	($0.31)	$0.27

Weighted average common shares outstanding
Basic	48.2	48.3
Diluted	48.2	49.2

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018	% Change (1)
Adjusted SG&A (1)	104.5	96.8	8.0%
Adjusted R&D (1)	36.8	29.1	26.5%
Adjusted operating income from continuing operations (1)	32.5	41.5	(21.7%)
Adjusted income from continuing operations, net of tax (1)	26.6	33.6	(20.8%)
Adjusted diluted earnings per share from continuing operations (1)	$0.54	$0.68	(20.6%)

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2019	2018	2019	2018
Gross profit	65.2%	64.7%	69.3%	66.9%
SG&A	50.1%	41.6%	41.6%	38.7%
R&D	17.4%	12.7%	14.7%	11.6%
Operating (loss) income from continuing operations	(8.3%)	5.0%	12.9%	16.6%
Net (loss) income from continuing operations, net of tax	(5.9%)	7.1%	10.6%	13.4%
Income tax rate	30.8%	17.6%	15.5%	15.7%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal, Contingent Consideration and Other Reserves (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$84.3	$—	$—	($0.7)	$—	$—	($6.2)	($0.3)	$—	$—	$77.1
Product remediation	2.9	—	—	—	(2.9)	—	—	—	—	—	—
Gross profit percent	65.2%	—%	—%	0.3%	1.2%	—%	2.5%	0.1%	—%	—%	69.3%
Selling, general and administrative	$125.7	$—	$—	($0.1)	$—	($0.4)	($15.4)	($5.3)	$—	$—	$104.5
Research and development	43.6	—	—	(0.1)	—	(1.7)	(3.7)	(1.3)	—	—	36.8
Other operating expenses	15.1	(3.3)	(2.5)	(9.3)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(20.8)	3.3	2.5	10.2	2.9	2.1	25.3	6.9	—	—	32.5
Income tax (benefit) expense	(6.6)	0.6	0.6	2.6	0.9	0.5	7.2	1.6	(2.4)	(0.1)	4.9
Net (loss) income from continuing operations	(14.8)	2.6	2.0	7.6	2.0	1.6	18.1	5.3	2.4	(0.2)	26.6
Diluted EPS - Continuing Operations	($0.31)	$0.05	$0.04	$0.16	$0.04	$0.03	$0.37	$0.11	$0.05	$—	$0.54

GAAP results for the three months ended March 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Non-recurring Legal and Contingent Consideration (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$84.6	$—	$—	($0.8)	$—	$—	($0.6)	($0.3)	$—	$—	$83.0
Product remediation	3.7	—	—	—	(3.7)	—	—	—	—	—	—
Gross profit percent	64.7%	—%	—%	0.3%	1.5%	—%	0.2%	0.1%	—%	—%	66.9%
Selling, general and administrative	$104.2	$—	$—	($0.2)	$—	($0.4)	($3.4)	($3.3)	$—	$—	$96.8
Research and development	31.8	—	—	(0.1)	—	(1.3)	(0.2)	(1.2)	—	—	29.1
Other operating expenses	13.6	(3.0)	(1.9)	(8.8)	—	—	—	—	—	—	—
Operating income from continuing operations	12.5	3.0	1.9	9.8	3.7	1.7	4.2	4.7	—	—	41.5
Gain on acquisition	11.5	—	—	—	—	(11.5)	—	—	—	—	—
Income tax expense (benefit)	3.9	0.6	0.5	2.4	0.9	0.4	1.1	1.1	(4.7)	0.2	6.3
Net income from continuing operations	17.8	2.4	1.4	7.4	2.8	(10.2)	3.1	3.6	4.7	0.5	33.6
Diluted EPS - Continuing Operations	$0.36	$0.05	$0.03	$0.15	$0.06	($0.21)	$0.06	$0.07	$0.10	$0.01	$0.68

GAAP results for the three months ended March 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Primarily related to discrete tax items and the tax impact of intercompany transactions
(I)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$50.8	$47.2
Accounts receivable, net	247.1	256.1
Inventories	161.3	153.5
Prepaid and refundable taxes	47.2	46.9
Prepaid expenses and other current assets	34.3	29.6
Total Current Assets	540.6	533.3
Property, plant and equipment, net	185.9	191.4
Goodwill	952.1	956.8
Intangible assets, net	758.5	770.4
Operating lease assets	57.1	—
Investments	24.8	24.8
Deferred tax assets	74.9	68.1
Other assets	5.6	4.8
Total Assets	$2,599.5	$2,549.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$39.4	$28.8
Accounts payable	80.2	76.7
Accrued liabilities and other	150.5	124.3
Current litigation provision liability	252.1	161.9
Taxes payable	9.8	22.5
Accrued employee compensation and related benefits	90.2	82.6
Total Current Liabilities	622.3	496.7
Long-term debt obligations	141.9	139.5
Contingent consideration	147.1	161.4
Litigation provision liability	42.0	132.2
Deferred tax liabilities	73.1	68.2
Long-term operating lease liabilities	47.2	—
Long-term employee compensation and related benefits	22.6	25.3
Other long-term liabilities	16.6	22.6
Total Liabilities	1,112.7	1,046.0
Total Stockholders’ Equity	1,486.8	1,503.7
Total Liabilities and Stockholders’ Equity	$2,599.5	$2,549.7

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended March 31,
Operating Activities:	2019	2018
Net (loss) income	($14.8)	$13.3
Non-cash items included in net (loss) income:
Depreciation	7.5	8.3
Amortization	9.3	8.8
Stock-based compensation	6.9	6.7
Deferred tax expense (benefit)	2.0	(0.9)
Losses from equity method investments	—	1.6
Gain on acquisition	—	(11.5)
Amortization of income taxes payable on inter-company transfers of property	1.4	2.0
Remeasurement of contingent consideration to fair value	9.5	0.7
Other	3.4	(1.2)
Changes in operating assets and liabilities:
Accounts receivable, net	7.1	9.1
Inventories	(8.3)	(6.3)
Other current and non-current assets	(23.4)	(16.7)
Accounts payable and accrued current and non-current liabilities	6.4	5.7
Restructuring reserve	(4.9)	0.9
Net cash provided by operating activities	2.0	20.4
Investing Activities:
Acquisition, net of cash acquired	—	(77.6)
Purchases of property, plant and equipment and other	(5.7)	(5.8)
Proceeds from asset sales	0.1	0.1
Net cash used in investing activities	(5.6)	(83.4)
Financing Activities:
Change in short-term borrowing, net	11.1	15.5
Proceeds from short-term borrowing (maturities greater than 90 days)	—	20.0
Proceeds from long-term debt obligations	3.0	—
Proceeds from exercise of stock options	0.1	1.6
Debt issuance costs	(1.8)	—
Shares repurchased from employees for minimum tax withholding	(4.6)	(4.9)
Other	(0.2)	(0.1)
Net cash provided by financing activities	7.6	32.0
Effect of exchange rate changes on cash and cash equivalents	(0.4)	2.3
Net increase (decrease) in cash and cash equivalents	3.6	(28.7)
Cash and cash equivalents at beginning of period	47.2	93.6
Cash and cash equivalents at end of period	$50.8	$65.0

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per share from continuing operations, to Adjusted diluted weighted average shares outstanding, used in the computation of Adjusted diluted earnings per share from continuing operations (in millions of shares):

For the Three Months Ended March 31, 2019
GAAP diluted weighted average shares outstanding	48.2
Add effects of stock-based compensation instruments	0.8
Adjusted diluted weighted average shares outstanding (1)	49.0

(1)	Adjusted diluted weighted average shares outstanding is a Non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.